UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) August 12, 2003

                    World Information Technology, Inc.
          --------------------------------------------------
          (Exact name of Registrant as specified in charter)

                  Nevada               0-49795         80-0001653
       ----------------------------  -----------   -----------------
       (State or other jurisdiction  (Commission   (I.R.S. Employer
        of incorporation)             File Number)   Identification)

   2300 W. Sahara Ave. Suite 500-B, Las Vegas, NV         89102
   ----------------------------------------------      --------------
    (Address of principal executive offices)           (zip code)

             Issuer's telephone number:   (702) 947-0105
                                          ----------------

                             Not Applicable
    --------------------------------------------------------------
    (Former name or former address, if changed, since last report)

Item 5   Other Events.

The Company's annual shareholder meeting ("Meeting") was held on August 12, 2003. The following proposals were submitted to a vote and approved by, the Company's shareholders. At the Meeting, Fourteen Million One Hundred Thirteen Thousand Five Hundred Eighty-three (14,113,583) shares were present and voted in favor of each of the following proposals. The results were tabulated and certified by John Dean Harper, Esq., the corporation's special counsel. This represents 70.8% of the 19,922,696 issued and outstanding shares. No votes were cast against any proposal and no broker non-votes were received.

      PROPOSAL NO. 1:   Approval of a two-for-one forward stock split of the
common stock. This increases the issued and outstanding common shares from 19,922,696 to 39,845,392 shares.

      PROPOSAL NO. 2:   To increase the Board of Directors to nine (9) members
by a vote of 14,108,583. The original proposal was to increase the number of Board of Directors to eight (8) members. The shareholders approved a nine (9) member Board.

      PROPOSAL NO. 3:   To approve a new Board of Directors, which will hold
office until the 2004 annual meeting. The new Board consists of the following members:

Hsueh Chu Lin
Yung Fen Cheng
Yu Yen Kuo
Wei Kuo Hsu Lin
Mei-Lin Shiu
Yu-Chi Cheng
Gary D. Morgan

Note: Gary Morgan was a write-in Board of Directors nominee on all received proxy statements, which represented 14,113,583 shares that voted.

      PROPOSAL NO. 4:   The ratification of Beckstead and Watts, LLP, as the
Company's Independent Auditors.

      PROPOSAL NO. 5: In the shareholders discretion, the appointed proxies were authorized to vote upon such other business as may properly come before the meeting. By written unanimous consent, as presented at the annual meeting by the majority of the shareholders, as supplemented with their proxies as other business, they voted to approve the following:

A. The Employment Agreement, dated as of July 24, 2003, between the Corporation and Gary D. Morgan, including a Convertible Note Agreement, Note and Indemnification Agreement (collectively the "Agreement") becomes effective August 1, 2003. This Employment Agreement with Mr. Morgan calls for a $1.00 annual salary and significant equity based incentives. (See Exhibit 10.4 - Agreement")

B. That any officer of the corporation is authorized and directed to execute each of the documents referred to in the above paragraph and shall take such other action and execute such other instruments as may be deemed necessary or advisable to consummate the transaction or advisable to consummate this Agreement.

C. The ratification of the appointment of Gary D. Morgan as Chief Executive Officer and Chairman of the Corporation and as a member of the Board of Directors.

D. The Independent Directors of the corporation representing the Compensation Committee have approved this Agreement.

ITEM 7 (c) Exhibits

Exhibit Number   Name and/or Identification of Exhibit
----------------------------------------------------------------------

     10.4* Employment Agreement with Gary D. Morgan, dated July 24, 2003, commencing as of August 1, 2003.


*Filed herewith.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WORLD INFORMATION TECHNOLOGY, INC

Date:  August 14, 2003                By: /s/ Gary D. Morgan
                                      ---------------------------------
                                              Gary D. Morgan
                                              Chairman/CEO